Exhibit 10.3

Execution Version

AMENDMENT NO. 1 AND JOINDER

        AMENDMENT NO. 1 AND JOINDER, dated as of May 21, 2004 (this “Amendment”), to the Second Amended and Restated Master Loan and Security Agreement, dated as of January 30, 2004 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among NC CAPITAL CORPORATION (“NC Capital”), NEW CENTURY MORTGAGE CORPORATION (“New Century”, together with NC Capital, collectively, the “Existing Borrowers”; the Existing Borrowers together with the Additional Borrower referred to below, collectively, the “Borrowers”, each, a “Borrower”), MORGAN STANLEY BANK (“MSB”) and MORGAN STANLEY MORTGAGE CAPITAL INC. (“MSMCI”) (MSMCI, in its capacity as a lender, together with MSB, collectively, the “Lenders”, and in its capacity as agent for the Lenders, together with any successors and assigns, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

RECITALS

        The Existing Borrowers, the Lenders and the Agent are parties to the Existing Loan Agreement, pursuant to which the Lenders have agreed to make and to permit to remain outstanding certain extensions of credit on the terms and subject to the conditions of the Existing Loan Agreement.

        The Borrowers, the Lenders and the Agent have agreed, subject to the terms and conditions hereof, that the Existing Loan Agreement shall be amended to make NC Residual II Corporation, a Delaware corporation (“NCRII” or the “Additional Borrower”), a “Borrower” under the Loan Agreement and to effect certain other changes as set forth in this Amendment.

        Accordingly, the parties hereto hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Loan Agreement is hereby amended as follows:

        SECTION 1. Amendments.

        (a) The definition of “Collateral Value” set forth in Section 1.01 of the Existing Loan Agreement is hereby amended by deleting clause (a)(i) in its entirety and substituting in lieu thereof the following:

        “(i) the aggregate unpaid principal balance of all Eligible Mortgage Loans pledged to the Agent hereunder, excluding Alternate ‘A’ Mortgage Loans, shall not exceed (A) prior to June 30, 2004, $1,800,000,000 and (B) from and after June 30, 2004, $1,300,000,000;”.

        (b) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Maximum Credit” in its entirety and substituting in lieu thereof the following definition:

        “‘Maximum Credit’ shall mean (a) prior to June 30, 2004, $2,000,000,000 and (b) from and after June 30, 2004, $1,500,000,000, in each case as reduced in accordance with Section 2.01 hereof.”

        (c) Section 2.07 of the Existing Loan Agreement is hereby deleted in its entirety and the following new Section 2.07 is inserted in lieu thereof:

        “Section 2.07 Mandatory Prepayments or Pledge.

        (a) If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a “Borrowing Base Deficiency”), as determined by the Agent and notified to the Borrowers on any Business Day, the Borrowers shall no later than one (1) Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Agent in its sole discretion) to the Agent for the account of the Lenders, such that after giving effect to such prepayment or pledge of additional Eligible Mortgage Loans a Borrowing Base Deficiency shall no longer exist.

        (b) If at any time the aggregate outstanding principal amount of Loans exceeds the Maximum Credit then in effect, the Borrowers shall at such time prepay the Loans such that, after giving effect to such prepayment, the aggregate outstanding principal amount of Loans shall not exceed the Maximum Credit then in effect.”

        (d) Schedule 4 to the Existing Loan Agreement is hereby deleted in its entirety and the Schedule 4 attached hereto is inserted in lieu thereof.

        SECTION 2. Joinder Agreement. From and after the Amendment Effective Date (defined below), NCRII shall be a “Borrower” under the Loan Agreement with all of the rights, powers and obligations of a Borrower thereunder and all references to the “Borrowers” in the Loan Agreement and the other Loan Documents shall be deemed to include, in any event, NCRII.

        SECTION 3. Conditions Precedent. This Amendment shall become effective on the first date (the “Amendment Effective Date”) that all of the following conditions precedent shall have been satisfied:

        3.1 Delivered Documents. On the Amendment Effective Date, the Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

        (a) Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Borrowers, the Guarantor, the Lenders and the Agent;

        (b) Amended and Restated Note. For the account of each Lender, in exchange for the Note most recently delivered to such Lender under the Existing Loan Agreement, an Amended and Restated Promissory Note, substantially in the form of Exhibit A hereto;

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        (c) Amendment to Custodial Agreement. An amendment to the Custodial Agreement providing for the joinder of NCRII as a “Borrower” party thereto, executed and delivered by a duly authorized officer of each of the Borrowers, the Custodian, the Disbursement Agent and the Agent;

        (d) Servicer Letter. A letter from New Century, in its capacity as Servicer, confirming that upon the occurrence of an Event of Default, the Agent may terminate any Servicing Agreement and in any event transfer servicing to the Agent’s designee, at no cost or expense to the Agent and otherwise satisfying the requirements of Section 11.14(d).

        (e) Secretary’s Certificates of Borrowers. A certificate of the Secretary or Assistant Secretary of each Borrower, substantially in the form of Exhibit B hereto, dated as of the date hereof, and

        (i) attaching certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Borrower in the jurisdiction of its organization,

        (ii) attaching a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Borrower authorizing (A) the execution, delivery and performance of this Amendment, and (B) the borrowings contemplated under the Loan Agreement,

        (iii) (A) with respect to each Existing Borrower, certifying that since the Effective Date of the Existing Loan Agreement there have been no changes to any of the organizational documents of such Borrower delivered pursuant to Section 5.01 of the Loan Agreement and (B) with respect to the Additional Borrower, attaching certified copies of the charter and by-laws (or equivalent documents) of such Borrower, and

        (iv) certifying as to the incumbency and specimen signature of each officer executing this Amendment;

        (f) Legal Opinions. Legal opinions of internal and outside counsel to the Borrowers, substantially in the forms attached hereto as Exhibits C-1 and C-2, respectively; and

        (g) Other Documents. Such other documents as the Agent or counsel to the Agent may reasonably request.

        3.2 Lien Searches and Actions to Perfect Liens. The Agent shall have received the results of a search conducted by a Person satisfactory to the Agent with respect to any liens which may have been filed against any of the Collateral, and the results of such search shall be satisfactory to the Agent. The Borrowers shall have taken all such action as the Agent shall deem necessary or advisable (including, without limitation, the authorization and execution of Uniform Commercial Code financing, continuation or amendment statements) to perfect, continue or otherwise ensure perfection of the security interests granted in favor of the Agent under the Loan Documents.

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        3.3 Consents, Licenses, Approvals, etc. Copies certified by the Borrowers of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrowers of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

        3.4 No Default. On the Amendment Effective Date, (i) each Borrower shall be in compliance with all of the terms and provisions set forth in the Existing Loan Agreement and the other Loan Documents on its part to be observed or performed, (ii) the representations and warranties made and restated by the Borrowers pursuant to Section 4 of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date and (iii) no Default shall have occurred and be continuing on such date.

        SECTION 4. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Agent and the Lenders, as of the date hereof and as of the Amendment Effective Date, that it is in compliance with all of the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and that no Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article VI of the Loan Agreement.

        SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement and each of the other Loan Documents shall continue to be, and shall remain, in full force and effect in accordance with its respective terms; provided, however, that upon the Amendment Effective Date each reference therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Amendment and each reference to the Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

        SECTION 6. Guarantor’s Continuing Obligations. Although consent of the Guarantor is not required, as a convenience to the parties, the Guarantor hereby acknowledges the modifications effected by this Amendment, including, without limitation, the increase of the Maximum Credit and the joinder of NCRII as a “Borrower” under the Loan Agreement, and the Guarantor hereby affirms and confirms its obligations under the New Century Guaranty in respect the Loan Agreement.

        SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

        SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Joinder to be duly executed and delivered as of the day and year first above written.

BORROWERS NC CAPITAL CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd Title: President

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd Title: Executive Vice President

NC RESIDUAL II CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd Title: Executive Vice President

MORGAN STANLEY MORTGAGE CAPITAL INC., as Agent and as a Lender

By:	/s/ ANDREW B. NEUBERGER
Name: Andrew B. Neuberger Title: Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ ANDREW B. NEUBERGER
Name: Andrew B. Neuberger Title: Vice President

Acknowledged and agreed:

NEW CENTURY FINANCIAL CORPORATION, as the Guarantor

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd Title: Executive Vice President

By:	/s/ PATRICK FLANAGAN
Name: Patrick Flanagan Title: Executive Vice President

Schedule 4

LENDER COMMITMENTS

Prior to June 30, 2004:

Lender	Commitment
Morgan Stanley Bank	$400,000,000
Morgan Stanley Mortgage Capital Inc.	$1,600,000,000
Total	$2,000,000,000

From and After June 30, 2004:

Lender	Commitment
Morgan Stanley Bank	$400,000,000
Morgan Stanley Mortgage Capital Inc.	$1,100,000,000
Total	$1,500,000,000

Exhibit A

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

[$400,000,000.00 / $1,600,000,000.00]	January 30, 2004

amended and restated May     , 2004

New York, New York

FOR VALUE RECEIVED, NC CAPITAL CORPORATION, a California corporation (“NC Capital”), NEW CENTURY MORTGAGE CORPORATION, a California corporation (“New Century”, together with NC Capital, the “Initial Borrowers”) and NC RESIDUAL II CORPORATION, a [            ] corporation (“NCRII”, together with NC Capital and New Century, each a “Borrower” and, collectively, the “Borrowers”), hereby promises to pay, jointly and severally, to the order of [MORGAN STANLEY BANK / MORGAN STANLEY MORTGAGE CAPITAL INC.] (the “Lender”), at the principal office of Morgan Stanley Mortgage Capital Inc., Agent for the Lenders under the Loan Agreement referred to below, at 1221 Avenue of the Americas, 27th Floor, New York, New York, 10020, in lawful money of the United States, and in immediately available funds, the principal sum of [FOUR HUNDRED MILLION AND 00/100 UNITED STATES DOLLARS ($400,000,000.00) / ONE BILLION SIX HUNDRED MILLION AND 00/100 UNITED STATES DOLLARS ($1,600,000,000.00)] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

This Amended and Restated Promissory Note (this “Note”) is one of the “Notes” referred to in that certain Second Amended and Restated Master Loan and Security Agreement, dated as of January 30, 2004 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), among the Borrowers, Morgan Stanley Bank, a Utah industrial loan corporation (“MSB”), as a lender, and Morgan Stanley Mortgage Capital Inc., a New York corporation, as a lender (in such capacity, together with MSB, collectively, the “Lenders”) and as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

This Note amends and restates in its entirety the Promissory Note, dated January 30, 2004 (the “Existing Note”), made by the Initial Borrowers in favor of the Lender and is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction, of the Existing Note. Each Initial Borrower hereby acknowledges and agrees that simultaneously with such Borrower’s execution and delivery of this Amended and Restated Promissory Note, the Lender has delivered to the Initial Borrowers the Existing Note.

Pursuant to and subject to the terms of the Loan Agreement, the Borrowers may borrow, repay and reborrow funds until the Termination Date. In all events, the Borrowers shall repay the aggregate outstanding principal amount of all Loans plus all accrued interest thereon on the Termination Date.

Pursuant to the Loan Agreement, from time to time the Borrowers will be required to pledge additional Collateral or to prepay Loans to cure a Borrowing Base Deficiency.

The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

The Borrowers agree, jointly and severally, to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, each Borrower hereby acknowledges, admits and agrees that each Borrower’s obligations under this Note are recourse obligations of the Borrowers to which each Borrower pledges its full faith and credit.

The Borrowers, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, whose laws the Borrowers expressly elect to apply to this Note. The Borrowers agree that any action or proceeding brought to enforce or arising out of this Note may, be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

[SIGNATURES FOLLOW]

NC CAPITAL CORPORATION		NEW CENTURY MORTGAGE
CORPORATION

By:		By:
	Name:	Name:
	Title:	Title:

NC RESIDUAL II CORPORATION

By:
Name:
Title:

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Loan Agreement to the Borrowers, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Interest Rate	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by

Exhibit B

Form of Secretary’s Certificate

Pursuant to Section 2.1(b) of that certain Amendment No. 1 and Joinder, dated as of May     , 2004 (the “First Amendment”), to the Second Amended and Restated Master Loan and Security Agreement, dated as of January 30, 2004 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”; as amended by the First Amendment and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto by the Loan Agreement), by and among NC CAPITAL CORPORATION (“NC Capital”), NEW CENTURY MORTGAGE CORPORATION (“New Century”, together with NC Capital, collectively, the “Initial Borrowers”), NC RESIDUAL II CORPORATION (“NCRII”, together with NC Capital and New Century, collectively, the “Borrowers”, each, a “Borrower”), MORGAN STANLEY BANK (“MSB”) and MORGAN STANLEY MORTGAGE CAPITAL INC. (“MSMCI”) (MSMCI, in its capacity as a lender, together with MSB, collectively, the “Lenders”, and in its capacity as agent for the Lenders, together with any successors and assigns, the “Agent”), the undersigned hereby certifies on behalf of [New Century / NC Capital / NCRII] (the “Specified Borrower”) as follows:

(a) Attached hereto as “Annex A” are original certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of the Specified Borrower in its jurisdiction of organization;

(b) Attached hereto as “Annex B” is a true, correct and complete copy of the resolutions of the Specified Borrower, together with any and all amendments thereto, authorizing the execution, delivery and performance of this Amendment and the borrowings contemplated thereunder, such resolutions having not been amended, modified, revoked or rescinded, and the same being in full force and effect in the attached form as of the date hereof;

(c) [FOR NEW CENTURY AND NC CAPITAL: Since the Effective Date of the Existing Loan Agreement there have been no changes to any of the organizational documents of the Specified Borrower delivered pursuant to Section 5.01 of the Loan Agreement and each such document remains in full force and effect as of the date hereof;] [FOR NCRII: Attached hereto as “Annex C” are certified copies of the charter and by-laws (or equivalent documents) of the Specified Borrower;]

(d) The following named individuals are duly elected, qualified and acting officers of the Specified Borrower, each such individual holding the office(s) set forth opposite his respective name as of the date hereof, and the signatures set forth beside the respective name and title of said officers and authorized signatories are true, authentic signatures:

Name	Title	Signature

[SIGNATURES FOLLOW]

B-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this Secretary’s Certificate as of this          day of                                 , 2004.

By:
Name: Title:

The undersigned,                                     , does hereby certify that he is the duly elected and presently incumbent                                  of the Specified Borrower and in such capacity does hereby certify to the Lender that                                  is the duly elected and presently incumbent Secretary of the Specified Borrower.

By:
Name: Title:

B-2

Exhibit C-1

FORM OF OPINION OF INTERNAL COUNSEL TO THE BORROWERS

Exhibit C-2

FORM OF OPINION OF OUTSIDE COUNSEL TO THE BORROWERS